SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8 — K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	August 22, 2002

COTTON STATES LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

GEORGIA (State or other jurisdiction of incorporation or organization)	2-39729 (Commission File Number)	58-0830929 (I.R.S. Employer Identification No.)

244 PERIMETER CENTER PARKWAY, N.E., ATLANTA, GEORGIA (Address of principal executive offices)	30346 (Zip code)

Registrant’s telephone number, including area code	(404) 39l-8600

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Effective August 19, 2002, the Board of Directors of Cotton States Life Insurance Company engaged the accounting firm of Ernst & Young LLP as independent public accountants for the Registrant for the year ending December 31, 2002. KPMG LLP was dismissed effective August 19, 2002. The change was approved by the Registrant’s Audit Committee and Board of Directors.

During the two most recent fiscal years and subsequent interim period through August 19, 2002, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events which if not resolved to KPMG’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Registrant’s consolidated financial statements for such years.

The reports of KPMG LLP on the consolidated financial statements of the Registrant for the past two years contained no adverse opinion or disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope or accounting principles. None of the reportable events described under Item 304 (a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Registrant ended December 31, 2001, or during any subsequent interim period through August 19, 2002.

The Registrant has not consulted with Ernst & Young LLP during the last two years or subsequent interim period through August 19, 2002 on either the application of accounting principles to a specified transaction or regarding any of the other matters or events set forth on Item 304 (a)(2)(i) and (ii) of Regulation S-K.

The Registrant provided KPMG LLP with a copy of the foregoing disclosures. The Registrant requested KPMG LLP furnish a letter addressed to the SEC stating whether KPMG LLP agrees with the above statements. A copy of this letter to the SEC, dated August 22, 2002, is filed as Exhibit 16 to this Form 8-K.

ITEM 7. EXHIBITS

Exhibit 16 — Letter of KPMG LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, and in the capacity indicated.

August 22, 2002 (Date)

COTTON STATES LIFE INSURANCE COMPANY

BY: /s/ J. Ridley Howard J. Ridley Howard, Chairman President and Chief Executive Officer

BY: /s/ William J. Barlow Vice President of Finance and Assistant Treasurer